UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2010
optionsXpress Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 630-3300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On January 28, 2010, the Registrant released its financial results for the quarter and year ended December 31, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 22, 2010, the Company entered into a separation agreement with Paul Eppen, Executive Vice President, Chief Marketing Officer of optionsXpress Holdings, Inc. (“optionsXpress”), effective January 22, 2010. This separation agreement provides for:
•	cash payments totaling $408,013 to be paid equally over twelve months, which includes (i) twelve months’ severance pay at the monthly rate of his current Base Salary; and (ii) a Termination Bonus

•	medical coverage for twelve months following the date of his separation (provided that such coverage shall terminate if he becomes eligible for employer-provided medical coverage during such time)

•	cash bonus for 2009 of $99,400, to be paid when executive bonuses for 2009 are paid by optionsXpress

•	acceleration of vesting of 17,320 deferred shares and 46,660 options
The separation agreement contains a one-year non-competition and non-solicitation covenant, as well as a customary confidentiality covenant.
Terms not defined herein shall have the meaning as set forth in the separation agreement. The summary above does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the separation agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
10.1 Separation Agreement for Paul Eppen.
99.1 News Release issued by the Registrant on January 28, 2010.

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement for Paul Eppen.

99.1	News Release issued by the Registrant on January 28, 2010.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

optionsXpress Holdings, Inc.
Date: January 28, 2010	By:	/s/ Adam J. Dewitt
		Name:	Adam J. DeWitt
		Title:	Chief Financial Officer